UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008 (September 22, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Investment Agreement

As previously disclosed in Transmeridian Exploration Incorporated’s press release issued on June 11, 2008 and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2008 and July 24, 2008, on June 11, 2008, Transmeridian Exploration Incorporated (the “Company”) entered into an Investment Agreement with United Energy Group Limited, an exempted company with limited liability existing under the laws of Bermuda (“UEGL”), which was later amended by letter agreement dated July 22, 2008 (as amended, the “Investment Agreement”).

On September 22, 2008, the Company and UEGL entered into an amended and restated investment agreement (the “Amended and Restated Investment Agreement”), which amends and restates the Investment Agreement in its entirety. The Amended and Restated Investment Agreement has an effective date of June 11, 2008. Under the terms of the Amended and Restated Investment Agreement, consistent with the Investment Agreement, UEGL has agreed, through a series of related transactions, and subject to closing conditions, to acquire at least 90% of the Company’s outstanding shares of 15% senior redeemable convertible preferred stock (“Senior Preferred Stock”) and 20% junior redeemable convertible preferred stock (“Junior Preferred Stock” and, together with the Senior Preferred Stock, the “Preferred Stock”) and to make a cash infusion to fund the Company’s ongoing capital expenditure program and working capital requirements.

The key terms of the Investment Agreement regarding the $75.0 million cash infusion to be made by UEGL will remain unchanged. The $75.0 million cash infusion will be used to fund, among other things, working capital requirements, which is currently in deficit by approximately $25.0 million: (a) including approximately $18.0 million of trade payables owed by one of the Company’s subsidiaries, JSC Caspi Neft TME (“Caspi Neft”), to Sun Drilling, which was reduced to approximately $13.5 million pursuant to a settlement agreement with Sun Drilling entered into on July 23, 2008, pursuant to which Caspi Neft agreed to pay Sun Drilling such reduced amount by September 21, 2008, or the reduced amount plus a late payment penalty equal to 0.07% of the settlement amount for each day the payment is late following a 15 business day grace period, and (b) excluding the liability for the additional returns owed to certain initial holders of the Junior Preferred Stock under the additional return agreements to which such holders were a party. The rest of the funds are expected to be used to fund the Company’s ongoing capital expenditure program at the South Alibek Field with a focus on raising near-term production, including field 3D seismic analysis, maintenance and workover of existing wells and some drilling work for new wells; the Company expects that approximately $10.0 million of the funds may be used over the next 12 months primarily for workovers on its Russian assets. The cash infusion will not be used to fund the cash consideration payable in the Exchange Offer (as defined below), the repurchase of any Senior Notes (as defined below) not exchanged in the Exchange Offer or the redemption of any outstanding New Notes (as defined below), as discussed in more detail below, or to repurchase or make any payments with respect to any of the Preferred Stock or Common Stock (as defined below).

As previously disclosed in the Company’s press release issued on June 11, 2008 and Current Report on Form 8-K filed with the SEC on June 17, 2008, on June 11, 2008, UEGL entered into (i) stock purchase agreements (the “Senior Purchase Agreements”) with certain holders of the Senior Preferred Stock (the “Key Senior Preferred Stockholders”) pursuant to which UEGL agreed, subject to closing conditions, to acquire all of the shares of Senior Preferred Stock held by one such holder in exchange for convertible bonds to be issued by UEGL (“UEGL Bonds”) and in the case of the other Key Senior Preferred Stockholders, in exchange for $76.00 per share in cash or UEGL Bonds and (ii) a stock purchase agreement (the “Junior Purchase Agreement” and, together with the Senior Purchase Agreements, the “Purchase Agreements”) with certain holders of the Junior Preferred Stock (the “Key Junior Preferred Stockholders”) pursuant to which UEGL agreed, subject to closing conditions, to acquire all of the shares of Junior Preferred Stock held by such holders in exchange for $76.00 per share in cash or, at the election of such holders, a combination of cash and shares of the Company’s common stock (the “Common Stock”) valued at a price of $1.40 per share (provided that the shares of Common Stock may not exceed 16% of the aggregate purchase price), and to pay certain additional returns due to such Key Junior Preferred Stockholders.

As contemplated by the Investment Agreement and the Purchase Agreements, on August 4, 2008, UEGL commenced a tender offer (the “Tender Offer”) to acquire (i) all of the shares of Senior Preferred Stock that are not owned by the Key Senior Preferred Stockholders for $76.00 per share in cash and (ii) all of the shares of Junior Preferred Stock that are not owned by the Key Junior Preferred Stockholders for $76.00 per share in cash. The obligations of UEGL under the Tender Offer are subject to a minimum 90% acceptance threshold, which includes the shares to be purchased from the Key Senior Preferred Stockholders and the Key Junior Preferred Stockholders. In connection with the Tender Offer, the Company may, if requested by UEGL, solicit consents from the holders of the Preferred Stock to make certain amendments to the certificates of designation to remove the majority of rights and covenants of the Preferred Stock and to allow the Company to redeem the shares of the Preferred Stock at $76.00 per share at its election. The Tender Offer, which had an original expiration date of 12:00 midnight, New York City time, on August 29, 2008, and was previously extended until September 22, 2008, has been extended until 5:00 p.m., New York City time, on October 7, 2008, unless further extended.

In addition, as contemplated by the Investment Agreement, on July 23, 2008, at UEGL’s request the Company and Transmeridian Exploration Inc., a British Virgin Islands company and wholly owned subsidiary of the Company (the “Senior Notes Issuer”), commenced an exchange offer and limited exit consent solicitation, pursuant to which the Senior Notes Issuer has offered to exchange its existing 12% Senior Secured Notes due 2010 (the “Senior Notes”) for new notes (the “New Notes”) and cash (the “Exchange Offer”). On September 23, 2008, the Company and the Senior Notes Issuer announced that they have amended certain terms of the Exchange Offer. The Exchange Offer, which is subject to a minimum 90% acceptance threshold (excluding the Senior Notes held by UEGL), will expire at 5:00 p.m., New York City time, on October 7, 2008, unless further extended.

Upon completion of the transactions specified in the Amended and Restated Investment Agreement between the Company and UEGL, the Company will cause the Senior Notes Issuer to offer to repurchase any Senior Notes not exchanged in the Exchange Offer in accordance with their terms. If less than all of the Senior Notes are so repurchased, the Company will cause the Senior Notes Issuer to apply the amount of cash not used to fully repurchase the Senior Notes to redeem the outstanding New Notes on a pro rata basis at par plus accrued but unpaid interest to the redemption date. The Senior Notes Issuer will not be required to redeem any outstanding New Notes unless the aggregate principal amount of the New Notes to be redeemed is at least $2.0 million.

The obligations of UEGL under the Amended and Restated Investment Agreement and the Purchase Agreements are subject to the completion of the Tender Offer and the Exchange Offer. It is currently contemplated that the Tender Offer and the Exchange Offer will close simultaneously, and the closing of each such offer is conditioned upon the success of the other.

The transactions contemplated by the Amended and Restated Investment Agreement and the Purchase Agreements are conditioned upon an amendment to and restatement of the Company’s amended and restated bylaws and amended and restated certificate of incorporation (the “Amendment to the Certificate of Incorporation”) to increase the number of authorized shares of Common Stock to 1,000,000,000 and of preferred stock to 15,000,000 and to make certain other changes to permit the transactions. On August 4, 2008, the Company filed a preliminary proxy statement on Schedule 14A with the SEC, reflecting the transactions as set forth in the Investment Agreement, in connection with the solicitation of proxies from the holders of Common Stock to vote in favor of the Amendment to the Certificate of Incorporation and other matters. The Company intends to file an amended preliminary proxy statement with the SEC, reflecting the transactions as set forth in the Amended and Restated Investment Agreement, including any modifications to the transaction structure.

Under the terms of the Amended and Restated Investment Agreement, upon the closing of the transactions described above (the “Swap Closing”) and subject to the other conditions to closing discussed below, UEGL will:

(1)	Pay into an escrow account the “First Tranche Price,” which amount will equal: (i) $151,215,804 minus (ii) (A) the number of shares of Senior Preferred Stock and Junior Preferred Stock acquired by UEGL in the transaction times (B) $100 minus (iii) the additional returns to be paid to the holders of Junior Preferred Stock pursuant to the Amended and Restated Investment Agreement and the Junior Purchase Agreement (the “Additional Returns”);

(2)	Surrender to the Company all of the shares of Senior Preferred Stock and Junior Preferred Stock acquired by it;

(3)	Pay the Additional Returns to the holders of Junior Preferred Stock; and

(4)	Receive 1,512,158 shares of the Company’s series B-1 redeemable convertible preferred stock, par value $0.0006 per share (the “B-1 Preferred Stock”), at a conversion price of $1.40 per share.

Under the Amended and Restated Investment Agreement, UEGL will no longer have the right to receive New Notes or up to an additional 580,000 shares of B-1 Preferred Stock in connection with (i) any election by UEGL to exchange Senior Notes and New Notes held by it and/or (ii) any funding by UEGL of the cash consideration payable in the Exchange Offer and the Company’s change of control offer for any outstanding Senior Notes, as was previously contemplated by the Investment Agreement.

Also at the Swap Closing, UEGL will:

(1)	Pay into the escrow account the “Second Tranche Price,” an amount equal to: (i) $62,289,696 minus (ii) if UEGL elects and the aggregate of the First Tranche Price and $62,289,696 exceeds $75,000,000 (any such excess, the “Capital Excess”), the amount of the Capital Excess;

(2)	Receive 622,897 shares of the Company’s series B-2 redeemable convertible preferred stock, par value $0.0006 per share (the “B-2 Preferred Stock”), at a conversion price of $1.84 per share, such total number of shares of B-2 Preferred Stock to be proportionately reduced by the Capital Excess UEGL elects not to pay;

(3)	Receive warrants to purchase up to 33,653,960 shares of Common Stock at the subscription price of $1.20 per share (which is a reduction from the prior subscription price under the Investment Agreement of $2.00 per share) (the “Mandatory Warrants”) beginning on the one year anniversary of the date of the Swap Closing (the “Original Issue Date”) and ending no later than on the ten (10) year anniversary date of the Original Issue Date (the “Exercise Period”); and

(4)	Subject to certain events not having occurred, receive warrants to purchase up to 5,000,000 shares of Common Stock at the subscription price of $1.00 per share during the Exercise Period (the “Optional Warrants” and, together with the Mandatory Warrants, the “Warrants”).

Also at the Swap Closing:

(1)	UEGL will be required to exchange any Senior Notes and New Notes held by it, or any of its affiliates, for (i) a number of shares of Common Stock to be determined based on the aggregate principal amount of the Senior Notes and the New Notes being surrendered, divided by $0.45; (ii) warrants to purchase up to 150,000,000 shares of Common Stock at the subscription price of $0.60 per share during the Exercise Period; and (iii) warrants to purchase up to 75,000,000 shares of Common Stock, at the subscription price of $1.20 per share during the Exercise Period (the warrants described in clauses (ii) and (iii), together, the “Additional Warrants”); and

(2)	The Company will issue to UEGL a number of shares of Common Stock equal to the aggregate amount of the cash consideration payable in the Exchange Offer funded by UEGL, divided by $0.45.

Immediately following the Swap Closing, the Company will cause the Senior Notes Issuer to make a change of control offer for the Senior Notes not accepted for exchange in the Exchange Offer as required by the Indenture, dated as of December 12, 2005, among the Senior Notes Issuer, the Company and certain of the Company’s other subsidiaries, as guarantors, and the indenture trustee, as supplemented by the First Supplemental Indenture, dated as of December 22, 2005 and the Second Supplemental Indenture, dated as of May 24, 2006. As noted above, if less than all of the Senior Notes are repurchased pursuant to the change of control offer, the Senior Notes Issuer will apply the amount of cash not used to fully repurchase the Senior Notes to redeem the outstanding New Notes on a pro rata basis at par plus accrued but unpaid interest to the redemption date. The Senior Notes Issuer will not be required to redeem any outstanding New Notes unless the aggregate principal amount of the New Notes to be redeemed is at least $2.0 million. In the event UEGL funds the change of control repurchase of any Senior Notes and/or the subsequent redemption of any outstanding New Notes, the Company shall issue to UEGL a number of shares of Common Stock equal to the aggregate amount funded by UEGL, divided by $0.45; provided, that the number of shares of Common Stock to be issued to UEGL under items (1)(i) and (2) above, together with any Common Stock issued to UEGL pursuant to the funding of any change of control repurchase of Senior Notes after the Swap Closing and/or the subsequent redemption of any outstanding New Notes (collectively, the “Newly Issued Common Stock”), will be capped at 260,666,667 shares. The issuance to UEGL of the Newly Issued Common Stock contemplates that UEGL (or its affiliates) will exchange or fund the exchange for cash, repurchase and redemption of $117.3 million aggregate principal amount of Senior Notes and New Notes.

Cash proceeds placed in escrow at the Swap Closing will be disbursed in accordance with a capital requirements schedule, subject to review by an oversight committee of the Company’s board of directors appointed by UEGL. After the Swap Closing, the Company will redeem for cash the remaining shares of Senior Preferred Stock and Junior Preferred Stock not tendered to or purchased by UEGL.

The closing of the transactions contemplated in the Amended and Restated Investment Agreement is subject to specified conditions, including the consummation of the purchase of the Preferred Stock by UEGL under the Purchase Agreements described in the Company’s June 11, 2008 press release and in the Company’s September 23, 2008 press release attached hereto as Exhibit 99.2 and incorporated herein by reference (the “Press Release”), the consent of 66 2/3% of the outstanding shares of each class of Preferred Stock to amendments to their respective certificates of designations, the tender of a number of shares of the Senior Preferred Stock and Junior Preferred Stock in the Tender Offer such that at least 90% of the shares of each class will have been sold to UEGL pursuant to the Purchase Agreements or tendered to UEGL in the Tender Offer, the tender for exchange of at least 90% of the outstanding principal amount of Senior Notes in the Exchange Offer (excluding the Senior Notes held by UEGL), the written release of all the parties to the additional return agreements dated as of June 18, 2007 and June 26, 2007 of their rights under such agreements, receipt of any required government approvals, exchange approvals, various anti-trust approvals and other customary consents and approvals for a transaction of this size and nature.

As with the Investment Agreement, the Amended and Restated Investment Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Amended and Restated Investment Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Amended and Restated Investment Agreement were made only for purposes of the Amended and Restated Investment Agreement and as of specific dates, were solely for the benefit of the parties to the Amended and Restated Investment Agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. The representations and warranties in the Amended and Restated Investment Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in the Company’s disclosure schedule delivered in connection with the signing of the Investment Agreement on June 11, 2008, and included in the Amended and Restated Investment Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of June 11, 2008, and are modified in important part by the Company’s disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may have changed since June 11, 2008, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Amended and Restated Investment Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The descriptions of the Amended and Restated Investment Agreement above and in the Press Release do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Investment Agreement.

Amended and Restated Investor Rights Agreement

As previously disclosed in the Company’s press release issued on June 11, 2008 and Current Report on Form 8-K filed with the SEC on June 17, 2008, the Company and UEGL entered into an investor rights agreement (the “Investor Rights Agreement”) on June 11, 2008, to be effective at the closing of the transactions contemplated by the Investment Agreement.

As a result of the entry into the Amended and Restated Investment Agreement, on September 22, 2008, the Company and UEGL entered into an amended and restated investor rights agreement (the “Amended and Restated Investor Rights Agreement”) to be effective at the closing of the transactions contemplated by the Amended and Restated Investment Agreement. Pursuant to the Amended and Restated Investor Rights Agreement, which amends and restates the Investor Rights Agreement in its entirety, UEGL and subsequent transferees of certain of UEGL’s securities will have, among other things and subject to the existence of other conditions, demand and piggyback registration rights and the right of first negotiation with respect to significant business combinations and similar matters.

The Amended and Restated Investor Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amended and Restated Investor Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Investor Rights Agreement.

Irrevocable Proxy

In connection with the transactions contemplated by the Amended and Restated Investment Agreement, on September 22, 2008, Lorrie T. Olivier (“Mr. Olivier”) and UEGL entered into a Stockholder Support and Irrevocable Proxy Agreement pursuant to which Mr. Olivier, solely in his capacity as a stockholder, granted UEGL an irrevocable proxy to vote his shares of the Company’s common stock in favor of all matters required to consummate the transactions contemplated by the Amended and Restated Investment Agreement.

Terms of New Preferred Stock

The material terms of the B-1 Preferred Stock and the B-2 Preferred Stock (collectively, the “New Preferred Stock”) to be issued to UEGL upon completion of the transactions, as summarized in detail in the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2008, remain unchanged. As previously disclosed, consistent with UEGL’s ownership of a majority of the outstanding capital stock of the Company on an as-converted, fully diluted basis, under the terms of the New Preferred Stock, UEGL will have the right to elect, voting separately as a class, a majority of the Company’s directors, equal to four directors following the Swap Closing. In addition, upon the closing of the transactions contemplated by the Amended and Restated Investment Agreement and UEGL’s receipt of the Newly Issued Common Stock, UEGL will also have the right to vote on the election of the Company’s remaining directors, based on its ownership of Common Stock.

As noted in the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2008, the New Preferred Stock will be issued in two series but, other than conversion price, will have substantially identical terms and conditions. The terms of the New Preferred Stock and the listing of the shares of the underlying Common Stock are subject to approval by the American Stock Exchange (“AMEX”).

Terms of Warrants

The following is a summary of the material terms of the Warrants and the Additional Warrants to be issued to UEGL upon the completion of the transactions. The listing of the shares of the underlying Common Stock are subject to approval by AMEX.

The Mandatory Warrants and the Optional Warrants to be issued to UEGL will give UEGL the right to acquire, during the Exercise Period, up to approximately 33.7 million shares of Common Stock at the subscription price of $1.20 per share (a reduction from the prior subscription price under the Investment Agreement of $2.00 per share), and up to 5.0 million shares of Common Stock at the subscription price of $1.00 per share, respectively.

The Additional Warrants to be issued to UEGL will give UEGL the right to acquire, during the Exercise Period, up to (i) 150.0 million shares of Common Stock at the subscription price of $0.60 per share and (ii) 75.0 million shares of Common Stock at the subscription price of $1.20 per share.

Each of the Warrants and the Additional Warrants are not transferable until the commencement of the Exercise Period, may be exercised by cashless exercise during the Exercise Period, and the exercise price is subject to anti-dilution adjustments for dividends, subdivisions, combinations and reclassifications of Common Stock and for other distributions, as well as for issuances of Common Stock for less than the then-current exercise price on a weighted-average basis. Other than the exercise price, the Warrants and the Additional Warrants will have substantially identical terms and conditions.

Proxies

The Company currently intends to solicit proxies for use at either the 2008 annual meeting of stockholders or a special meeting of common stockholders, or at any adjournment or postponement thereof, to vote in favor of approval of amendments to the Company’s amended and restated certificate of incorporation and certain other matters related to the consummation of the transactions contemplated by the Amended and Restated Investment Agreement and, in the case of the 2008 annual meeting of stockholders, to vote on any other matters that shall be voted upon at the Company’s 2008 annual meeting of stockholders, such as the election of directors. On August 4, 2008, the Company filed a preliminary proxy statement on Schedule 14A with the SEC in connection with this solicitation of proxies, which reflected the transactions as set forth in the Investment Agreement. The Company will file an amended preliminary proxy statement with the SEC, reflecting the transactions as set forth in the Amended and Restated Investment Agreement, including any modifications to the transaction structure. All common stockholders are strongly encouraged to read the definitive proxy statement, which will reflect the transactions as set forth in the Amended and Restated Investment Agreement, if and when it is available, because it will contain important information. Common stockholders may obtain copies of the definitive proxy statement and related materials, if and when they are available, for free at the SEC’s website at www.sec.gov. The identity of people who, under SEC rules, may be considered “participants in a solicitation” of proxies from stockholders of the Company for use at its 2008 annual meeting or a special meeting of stockholders and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, will be contained in the definitive proxy statement on Schedule 14A that Transmeridian currently intends to file with the SEC.

This Current Report on Form 8-K is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. Any securities offered in connection with the transactions described herein will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, and other filings with the SEC. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Item 3.02 Unregistered Sales of Equity Securities.

The matters set forth in Item 1.01 are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the entry into the Amended and Restated Investment Agreement, on September 22, 2008 the Company, UEGL and Lorrie T. Olivier, the Company’s Chief Executive Officer, entered into a letter agreement (the “Letter Agreement”) amending the terms of Mr. Olivier’s employment agreement dated as of January 10, 2007 (the “Employment Agreement”). The Letter Agreement provides that cash compensation Mr. Olivier would otherwise be entitled to receive upon severance will be paid one-third in cash and two-thirds in Common Stock. The Letter Agreement also reduced the severance payments and benefits Mr. Olivier may receive by one-third, unless Mr. Olivier successfully renegotiates the terms of an overriding royalty interest arrangement with Roskilde Enterprises, Ltd.

The Letter Agreement is attached as Annex C to the Amended and Restated Investment Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Letter Agreement above does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement.

Item 8.01 Other Events.

Amendment to Terms of Exchange Offer

On September 23, 2008 the Company issued a press release announcing amendments to (i) the offer to exchange up to $290,000,000 of the existing senior secured notes of Transmeridian Exploration Inc., a wholly owned subsidiary of the Company, for new notes and cash consideration and (ii) a related consent solicitation. A copy of the press release is attached as Exhibit 99.1.

Press Release Announcing Amendment of Investment Agreement and Extension of the Tender Offer

On September 23, 2008, the Company and UEGL issued the press release filed herewith as Exhibit 99.2 announcing the amendment of the Investment Agreement and the extension and modification of the Tender Offer. A copy of the press release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 2.1	Amended and Restated Investment Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008, by and between United Energy Group Limited and the Company

Exhibit 10.1	Amended and Restated Investor Rights Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008, by and between United Energy Group Limited and the Company

Exhibit 99.1	Press Release, dated September 23, 2008, announcing amendments to terms of Exchange Offer

Exhibit 99.2	Press Release, dated September 23, 2008, announcing amendment of the Investment Agreement and extension and modification of the Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: September 23, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Amended and Restated Investment Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008, by and between United Energy Group Limited and the Company

Exhibit 10.1	Amended and Restated Investor Rights Agreement, dated as of June 11, 2008 and amended and restated as of September 22, 2008, by and between United Energy Group Limited and the Company

Exhibit 99.1	Press Release, dated September 23, 2008, announcing amendments to terms of Exchange Offer

Exhibit 99.2	Press Release, dated September 23, 2008, announcing amendment of the Investment Agreement and extension and modification of the Tender Offer